Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

SemGroup Corporation

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Energy Transfer LP of our report dated February 24, 2017, relating to the 2016 financial statements of White Cliffs Pipeline, L.L.C., which appears in SemGroup Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ BDO USA, LLP

Dallas, Texas

October 28, 2019